Exhibit 99.2

Acquisition of ApiFix Ltd. April 2, 2020

Disclaimer 2 Forward - Looking Statements This presentation includes "forward - looking statements" within the meaning of U . S . federal securities laws . You can identify forward - looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions . Forward - looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control . Important factors could cause actual results to differ materially from those in the forward - looking statements, including, among others : the risks related to COVID - 19 , the impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges ; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10 - K filed with the Securities and Exchange Commission (“SEC”) on March 5 , 2020 , as updated and supplemented by our other SEC reports filed from time to time . Forward - looking statements speak only as of the date they are made . OrthoPediatrics assumes no obligation to update forward - looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws .

OrthoPediatrics Strategy 3 OP is following a strategy of developing a portfolio of Early Onset Scoliosis (EOS) and Non - Fusion scoliosis correction products. 1. Early Onset Scoliosis (EOS) • Developing a 2 nd generation growing rod for scoliosis • In 2019, acquired rights to novel pediatric device that is basis of next generation technology for treating EOS 2. Non - Fusion scoliosis correction • Developing a spinal tether system • Acquisition of ApiFix Ltd. (4/1/20) - Posterior dynamic deformity correction - Minimally Invasive Deformity Correction (MID - C) System - FDA approved with CE Mark

ApiFix MID-C System

ApiFix Ltd. is a leading pioneer in motion-preserving scoliosis correction technology and has developed a least invasive surgical system.

Minimally Invasive Deformity Correction (MID-C) System

- Placed posteriorly and unilaterally on the concave aspect of the curvature
- FDA approved for adolescent patients with Lenke type 1 and Lenke type 5 curves of 40° to 60°
- Acts as an internal brace
- Maintains correction of the spinal deformity while preserving all mobility
- Viable alternative to failed bracing and spinal fusion for the treatment of progressive scoliosis
- Patient recovery measured in days, not months



ApiFix Ltd.
Minimally Invasive Deformity Correction (MID-C) System
HDE approved 8/23/19

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Only 2 Non - Fusion Technologies 5 ApiFix’s MID - C system is one of only 2 FDA approved (HDE) non - fusion scoliosis correction systems and the only one approved for posterior dynamic deformity correction. • The first pediatric Humanitarian Device Exemption (HDE) approvals in the past 25 years • HDE allows 8,000 surgeries annually (USA) ApiFix Ltd. Minimally Invasive Deformity Correction (MID - C) System HDE approved 8/23/19 Vertebral Body Tether

6 • ApiFix Ltd. located in Misgav, Israel and Boston, MA • 9 employees • Led by Boston - based executive, Paul Mraz, who has led multiple early stage medical device companies over the past 30 years • Mraz will join OrthoPediatrics post - acquisition as a senior officer • Strong IP protection: 46 granted patents and 25 patent applications • 370+ patient surgeries with long - term (8 - year) follow - up • Extremely high sales/dollar of set inventory About ApiFix Ltd.

A Disruptive Scoliosis Correction Solution ApiFix’s Minimally Invasive Deformity Correction (MID - C) System • Surgery time 1 - 2 hours • Least Invasive Surgical Solution - Posterior, unilateral approach (vs. anterior thoracic with Tether) - No thoracic surgeon; no need to collapse the lung • Post - surgery hospital stays of 1 - 2 days - Patient recovery measured in days, not months • Low complication and revision rates • Self - adjusting rod and novel polyaxial joints - Motion - preserving • Removable (burns no bridges) • CE Mark approval and FDA approval (HDE) 7

Incision Size 45cm+ (Posterior) 15 - 20 cm (Posterior) Thorascopic (Anterior) Surgery Time 4 - 6 hours 1 - 2 hours 3 - 4 hours Blood Loss 800cc - 1000cc 50cc 100cc - 200cc Hospitalization 4 - 7 days 1 - 2 days 3 - 5 days (ICU?/Chest Tube?) Recovery Time 6+ months 1 - 2 weeks 2 - 4 months Results/Notes Motion Permanently Limited Future Complications M otion - Preserving Removable Motion - Preserving Revision Very Challenging ApiFix’s Patient Advantages 8 Spinal Fusion ApiFix MID - C Tether

A Novel Surgical Option ApiFix is a Viable Alternative to Failed Bracing and Spinal Fusion for the Treatment of Progressive Scoliosis Fusion Surgery Curves > 50º Exercise Curves < 25º B r ac e Curves 25º - 40º ApiFix System Curves 4 0º - 60º 9

Summary

- **Non-Fusion is the holy grail of pediatric scoliosis surgery**
  - **Patients, families, surgeons choosing Non-Fusion over traditional fusion**
  - **Fusion market will decline while Non-Fusion will grow**
- **ApiFix offers significant advantages**
  - **ApiFix is a unique technology with strong IP protection**
  - **Only 2 players with no new market entrants on the horizon**
  - **Only posterior dynamic deformity correction solution**
  - **Much less invasive than Tethering or Fusion**
- **FDA and CE Mark approved procedure backed by clinical data on 370+ patients**
  - **Long-term clinical data (8-year follow-up)**
  - **Encouraging patient outcomes**
  - **Lower complication and revision rates than tethering**
- **Large unmet clinical need and significant potential opportunity**
  - **Motion-preserving**
  - **Removable**
  - **Perfect fit for OP's strategy of developing EOS and Non-Fusion technologies**



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Milestones At Closing $2M cash plus 934,768 shares OP stock Earlier of 150 U.S. surgeries or 2 nd anniversary $13 million (stock and/or cash) 4 th anniversary of closing 2.25x LTM revenue (stock and/or cash)* * Guaranteed minima by 4 th anniversary 3 rd Anniversary $8 million (stock and/or cash) 4 th Anniversary $9 million (stock and/or cash) Other * Guaranteed milestone payments reduced 50% in the event of a loss of HDE, loss of CE mark, or if implant breakage exceeds 10% Terms 11